Exhibit 99.2

Mural Oncology Launches to Advance Pipeline of Novel Engineered Cytokine Immunotherapies

Mural Oncology plc spins out from Alkermes plc with $275 million in committed funding, providing a cash runway projected into 4Q 2025

Company’s lead product candidate – nemvaleukin alfa – being developed to treat a wide range of solid tumors – is currently in two potentially registrational clinical trials, both with readouts expected in 1Q 2025

Mural is also advancing engineered therapies targeting interleukin-18 and interleukin-12 with plans to nominate a development candidate for each program in 2024

DUBLIN, Ireland – November 15, 2023 – Mural Oncology plc (Nasdaq: MURA) today launched as an independent, publicly traded, clinical-stage immuno-oncology company leveraging its core competencies in immune cell modulation and protein engineering to develop novel, investigational engineered cytokine therapies designed to address areas of unmet need for patients with a variety of cancers. Mural’s ordinary shares will begin trading on the Nasdaq Global Market tomorrow, November 16th, under the ticker symbol “MURA”.

“Immunotherapies have made a tremendous impact on the treatment of cancers over the past decade,” said Caroline Loew, Ph.D., the Company’s chief executive officer. “Unfortunately, many patients either do not respond or do not have durable responses. We believe Mural Oncology can lead the future of immunotherapies for patients. Our protein engineering expertise allows us to reimagine the development of pro-inflammatory cytokine-based therapeutics that could address the key limitations with current cancer immunotherapies. I am thrilled to lead this company and am energized by the enormous potential of our lead clinical candidate, our preclinical programs, and our underlying protein engineering capabilities.”

Mural Oncology’s pipeline is built to address difficult-to-treat tumor types where checkpoint inhibitors are not effective. The Company’s lead product candidate, nemvaleukin alfa (“nemvaleukin”), is an investigational, engineered interleukin-2 (“IL-2”) cytokine designed to capture and expand the therapeutic benefits of high-dose recombinant human IL-2 (“rhIL-2”), while mitigating the hallmark toxicities of native IL-2 in difficult-to-treat cancers with high unmet need. Nemvaleukin is currently in two potentially registrational studies: one for the treatment of mucosal melanoma as a monotherapy and one for the treatment of platinum-resistant ovarian cancer (“PROC”) in combination with pembrolizumab.

In addition to nemvaleukin, Mural Oncology has discovery-stage programs in IL-18 and IL-12, focused on proinflammatory cytokines that leverage the Company’s immune cell modulation expertise and protein engineering capabilities. This multi-faceted approach to cytokine engineering is aimed at maximizing the utility of identified cytokines and includes binding selectivity, tumor-targeting, half-life modification, and stable fusion proteins.

“We believe nemvaleukin has the potential to reduce native IL-2’s toxicities, potentially allowing greater tolerability and efficacy than other IL-2 molecules have shown in the past,” Dr. Loew continued. “We plan to report top-line results in each of mucosal melanoma and PROC in the first quarter of 2025 and declare product candidates across both of our other discovery-stage programs in 2024. We are building on years of foundational work from which our engineered cytokines may lead to new therapies for significant patient populations where checkpoint inhibitors either failed to achieve a response or produced a limited response. We believe these new therapies could be effective either as monotherapies or in combination with a range of other therapeutics.”

To advance the Company’s pipeline and capitalize on its protein engineering capabilities, Mural has assembled an experienced and highly accomplished executive team and board of directors.

Mural Oncology’s executive officers:

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Caroline Loew, Ph.D., chief executive officer, was previously president and chief executive officer of Glympse Bio. Prior to Glympse, she was vice president, head of R&D strategy and planning at Bristol-Myers Squibb (BMS). Dr. Loew joined BMS following leadership roles at Merck and PhRMA, where she led teams responsible for commercial portfolio management, market access, and regulatory policy.

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Adam Cutler, chief financial officer, was previously chief financial officer of both Q32 Bio and Molecular Templates. Prior to that, he was senior vice president of corporate affairs at Arbutus Biopharma.

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Vicki Goodman, M.D., chief medical officer, was previously executive vice president, product development & medical affairs, and chief medical officer of Exelixis. Previously, she was vice president, clinical research and therapeutic area head, late-stage oncology at Merck where she oversaw the company’s late-stage development portfolio, including pembrolizumab. Prior to Merck, she was a member of BMS’s oncology senior leadership team, managing a team developing nivolumab and ipilimumab.

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Maiken Keson-Brookes, chief legal officer, previously served as chief legal officer and corporate secretary of Rubius Therapeutics. Prior to joining Rubius, she served as General Counsel at Synlogic, uniQure, and Forum Pharmaceuticals.

Mural Oncology’s board of directors:

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Scott Jackson, MBA, chairman of the board, previously served as chief executive officer and as a member of the board of directors of Celator Pharmaceuticals until it was acquired by Jazz Pharmaceuticals in 2016. Mr. Jackson has over thirty years of corporate leadership experience at Celator, Eli Lilly, SmithKline Beecham, ImClone Systems, Centocor, Eximias, and YM Biosciences.

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Susan Altschuller, Ph.D., MBA, currently serves as chief financial officer for Cerevel Therapeutics and previously was chief financial officer of Immunogen. Prior to Immunogen, she was at Alexion, where she served as head of enterprise finance after being vice president and head of investor relations.

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Francis Cuss, M.B., B.Chir., FRCP, is the retired executive vice president, chief scientific officer, and head of research and development of BMS. Prior to BMS, Dr Cuss was the vice president of early clinical research and experimental medicine at Schering Plough Research Institute.

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Benjamin Hickey, MBA, currently serves as the executive vice president, chief commercial officer of Mirati Therapeutics. Previously, he was senior vice president and chief commercial officer at Halozyme after spending 17 years in roles of increasing responsibility at BMS, where he oversaw the commercialization of Opdivo (nivolumab) and Yervoy (ipilimumab).

•	Caroline Loew, Ph.D., chief executive officer of Mural Oncology

Goodwin Procter LLP and Arthur Cox LLP are serving as legal counsel to Mural Oncology.

About Mural Oncology

Mural Oncology is leveraging its industry-leading protein engineering platform to revolutionize cytokine-based immunotherapies for the treatment of cancer. Our expertise in cytokine biology and immune cell modulation and our unmatched protein engineering will enable us to develop medicines that deliver meaningful and clinical benefits to people living with cancer. Our mission is to broaden the potential and reach of cytokine-based immunotherapies to improve the lives of patients. Mural Oncology has its registered office in Dublin, Ireland, and its primary facilities in Waltham, Mass. For more information, visit Mural Oncology’s website at www.muraloncology.com and follow at LinkedIn and X.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the Company’s pipeline and development programs, including the expected timing of clinical updates and candidate selection, the potential of the Company’s product candidates and programs to address unmet medical needs, and continued progress of its pipeline and programs. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in its Registration Statement Form 10, which was declared effective by the Securities and Exchange Commission on October 31, 2023. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investors:

Dave Borah, CFA

SVP, Investor Relations & Corporate Affairs

david.borah@muraloncology.com

781-614-0060

Media:

Jordan Hirsig

jordan@scientpr.com